As filed with the Securities and Exchange Commission on November 24, 2004. Registration No. 33-31314

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

Post-Effective Amendment No. 3 to

FORM S-8 and FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________

CENTURYTEL, INC.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)	72-0651161 (I.R.S. Employer Identification No.)
100 CenturyTel Drive, Monroe, Louisiana 71203, (318) 388-9500 (Address, including zip code, of Principal Executive Offices)

Century Telephone Enterprises, Inc. 1988 Incentive Compensation Program
(Full title of the plan)

Stacey W. Goff

Senior Vice President,

General Counsel and Secretary

CenturyTel, Inc.
100 CenturyTel Drive

Monroe, Louisiana 71203
(318) 388-9500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Margaret F. Murphy
Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.
201 St. Charles Avenue
New Orleans, Louisiana 70170-5100

DEREGISTRATION

In accordance with the undertakings contained in Part II of this Registration Statement No. 33-31314, the Registrant hereby files this Post-Effective Amendment No. 3 to remove from registration all of the securities registered under this Registration Statement (consisting of shares of common stock and preferred stock purchase rights) that remain unsold on the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on November 18, 2004.

CENTURYTEL, INC.

By:	/s/ Glen F. Post, III
Glen F. Post, III Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Glen F. Post, III Glen F. Post, III	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 18, 2004
/s/ R. Stewart Ewing, Jr. R. Stewart Ewing, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 18, 2004
/s/ Neil A. Sweasy Neil A. Sweasy	Vice President and Controller (Principal Accounting Officer)	November 18, 2004
/s/ William R. Boles, Jr. William R. Boles, Jr.	Director	November 18, 2004
/s/ Virginia Boulet Virginia Boulet	Director	November 18, 2004
/s/ Calvin Czeschin Calvin Czeschin	Director	November 18, 2004
/s/ James B. Gardner James B. Gardner	Director	November 18, 2004
/s/ W. Bruce Hanks W. Bruce Hanks	Director	November 18, 2004
/s/ R. L. Hargrove, Jr. R. L. Hargrove, Jr.	Director	November 18, 2004
/s/ Johnny Hebert Johnny Hebert	Director	November 18, 2004
/s/ C. G. Melville, Jr. C. G. Melville, Jr.	Director	November 18, 2004
/s/ Harvey P. Perry Harvey P. Perry	Director	November 18, 2004
/s/ Jim D. Reppond Jim D. Reppond	Director	November 18, 2004
/s/ Fred R. Nichols Fred R. Nichols	Director	November 18, 2004
/s/ Joseph R. Zimmel Joseph R. Zimmel	Director	November 18, 2004